EXHIBIT NO. 11

                      BUREAU OF ELECTRONIC PUBLISHING, INC.

                CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE




                                                                        Three Months                     Three Months
                                                                    Ended March 31, 1996             Ended March 31, 1995
                                                                    --------------------             --------------------
Net loss                                                             $  (1,193,870)                     $  (469,681)
                                                                     ==============                     ============

Weighted average number of common shares outstanding                      2,932,891                        1,586,822
Stock options and warrants issued prior to initial public
offering at prices less than initial public offering price                    9,715                           56,623
                                                                     ==============                     ============

Other stock options and warrants (a)                                              0                                0
                                                                     ==============                     ============
Total weighted average common shares and equivalent common
shares                                                                    2,942,606                        1,643,446
                                                                     ==============                     ============


Loss per share                                                            $   (0.41)                        $  (0.29)
                                                                     ==============                     ============


(a) Stock options and warrants issued subsequent to December 31, 1994 were not dilutive and accordingly not considered in the calculation above.






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